CARVER BANCORP, INC.

NASDAQ: CARV

COMMITMENT TO COMMUNITY

ANNUAL MEETING OF SHAREHOLDERS

September 17, 2020

Forward Looking Statements

Certain statements contained in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements which may be identified by the use of such words as "believe," "expect," "anticipate," "intend," "should," "could," "planned," "estimated," "potential" and similar terms and phrases. Forward-looking statements are subject to risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Carver Bancorp, Inc. (the "Company") and Carver Federal Savings Bank (the "Bank") operate, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company and the Bank undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Presentation Highlights by
Michael T. Pugh, President & CEO

- Mission and Impact
- Fiscal Year 2020 Highlights
- 2020 Achievements
- Community Investments
- Questions and Answers

Mission and Impact

Mission and Impact

For over 72 years Carver's mission has been to provide New Yorkers with access to competitively priced banking solutions regardless of their income level. As the largest African- and Caribbean-American managed and publicly traded Minority Depository Institution in the U.S. today, Carver continues in its mission to provide access to capital and no-cost financial literacy training to aspiring Minority and Women-owned Business Entrepreneurs (MWBEs) and consumers across the Greater New York City region.

80 Carver is committed to reinvesting approximately 80 cents of every dollar deposited back into our communities.

35 Preserved more than 3,500 jobs and provided $35 million in access to capital for small businesses through the Paycheck Protection Program.

23 Approximately $23 million in loans to MWBEs through public and private partnerships like the MTA Small Business Mentorship Program.

74 74% of Carver's loans are made in low- to moderate-income (LMI) communities.*

155 Carver is designated as a Community Development Financial Institution with more than $155 million in financing.

Banking At A Glance

- Seven full-service branches in the New York City boroughs of Brooklyn, Manhattan, and Queens
- Member of the Allpoint ATM network giving customers access to 55,000 ATMs nationwide
- Offering a full range of banking services to meet customers' financial needs. Carver's free mobile app is available through the Apple and Google Play app stores
- Consistently awarded an "Outstanding" rating for community reinvestment by the U.S. Office of the Comptroller of the Currency based on the geographic distribution of our loan portfolio to communities that we serve
- As a leader in providing loans to Minority and Women-owned Business Entrepreneurs, Carver was ranked #1 for three consecutive years (2014-2016) for the New York State "Bridge to Success" Loan Program
- Provided free financial literacy training to more than 16,000 individuals, mostly low-income consumers and aspiring entrepreneurs

Carver's Banking Network


HARLEM
QUEENS
BROOKLYN

MANHATTAN

- Main Branch 125th Street
- Malcolm X Boulevard

BROOKLYN

- Atlantic Terminal
- Bedford-Stuyvesant Restoration Plaza
- Crown Heights
- Flatbush

REMOTE ATMs

- Atlantic Terminal Shopping Mall
- Fulton Street at Ralph Avenue
- Brooklyn Navy Yard

QUEENS

- St. Albans

Digital Banking: carverbank.com

Fiscal Year 2020 Highlights

Maintain strong Regulatory Capital as we refine our Operational Infrastructure*

Regulatory Capital: as of 3/31/20 the Bank's tier 1 leverage ratio is 11.25%



Tier 1 Leverage Ratio
10.16%
10.77%
11.25%
2018
2019
2020

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.

Maintain strong Regulatory Capital as we refine our Operational Infrastructure*

Regulatory Capital: as of 3/31/20 the Bank's total risk-based capital ratio** is 16.48%



16.40%
16.58%
16.48%
2018
2019
2020

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.

**The total risk-based capital ratio is the ratio of a bank's equity capital and disclosed reserves to its total risk-weighted assets.

Focus on Relationship Banking*

- Retaining Core Customers
- Reducing Brokered Deposits



($ in millions)
$587
$480
$489
21.5%
17.7%
16.8%
$126
$85
$82
2018
2019
2020
Brokered Deposits Ratio
Total Deposits
Brokered Deposits

CARVER BANCORP, INC.

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.

Strengthening the Balance Sheet

- Carver intentionally allowed a number of commercial real estate loans to run off its balance sheet due to regulatory concerns related to the Bank's commercial real estate lending concentration
- After the decrease in the commercial real estate loan portfolio, Carver's Board and Management refocused on strengthening the Bank's lending infrastructure
- These initiatives resulted in the Bank's balance sheet contracting, however, it placed the Bank in a stronger position going forward
- Carver continues to operate on a solid foundation and in a safe and sound manner

Strengthening the Balance Sheet*

- Aligning the loan portfolio with regulatory safety and soundness priorities
- Reduction of brokered deposits and non-relationship deposits

($ in millions)



$694
$587
$473
$564
$480
$424
$579
$489
$424
2018
2019
2020
Total Assets
Total Deposits
Net Loans

CARVER BANCORP, INC.

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.

Credit Quality for the Bank remains strong*

Non-performing loans to total loans (NPL)



$477,753
$428,828
$428,732
2.4%
1.4%
1.6%
$10,294**
$6,662
$6,776
$1,145
$404
$120
2018
2019
2020
NPL
Total gross loans (in thousands)
Total non-performing loans (in thousands)
OREO

CARVER BANCORP, INC.

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.
**Of the $10.2MM in non-performing loans, $2.4MM are paying loans.

Performance: Key Operating Metrics 2018 - 2020*

Net Income ($ in thousands)


$5,354**
($5,936)***
($5,423)
2018
2019
2020

Return on Average Assets


0.81%
0.96%
0.95%
2018
2019
2020

Net Interest Margin


2.94%
2.80%
2.95%
2018
2019
2020

Efficiency Ratio


83.68%
128.55%
127.38%
2018
2019
2020

CARVER BANCORP, INC.

*Carver Bancorp's Fiscal Year begins April 1 and ends March 31.
**Primarily due to the gain on sale of administrative office building.
***Includes approximately $1.2MM of non-recurring expenses.

Carver's Lending Impact

67%

of Carver's loans Are focused in New York City

- Lending is primarily concentrated in Carver's core market of New York City and focused within the bank's branch footprint
- Outside of the five boroughs, lending is prevalent in Northern New Jersey, Westchester, and Long Island

Borough	No. of Loans	Aggregate Loan Amount ($MM)	Percentage of Loan Portfolio
Brooklyn	191	$130	30%
Manhattan	97	$89	21%
Queens	69	$34	8%
Bronx	33	$29	7%
Staten Island	8	$3	1%
Totals	**398**	**$285**	**67%**

Growth and Profitability (Lending)

FY2020 Highlights

- Increased Gross Loan Closings by over 180% vs. FY2019
- Non-Performing Assets decreased by 36% vs. FY2019
- Carver is well positioned to raise its core profitability, enlarge its depository and lending base, and continue helping the underbanked community transition to traditional banking relationships

Paycheck Protection Program ("PPP")

- Over 200 PPP loans totaling approximately $35 million funded since the April 7th launch, helping to save over 3,500 jobs
- Technical assistance agreements for loan referrals with Upper Manhattan Empowerment Zone, Brooklyn Navy Yard, Greater Jamaica and Bedford-Stuyvesant Restoration

Growth and Profitability (Customer Reach)

New Digital Banking Services

- Enhanced Carver's website with expanded digital banking services and online account opening portal
- Online account opening is now available in nine states including Washington D.C.
- As of August 31, 2020, Carver has established 836 new consumer accounts, with a total net growth of $4,679,865 in consumer deposits



CARVER BANCORP, INC.

Growth and Profitability (Digital)

Remote Deposit Capture/Business Mobility

- March 2020 launch, enabling Carver to attract higher balances from small business depositors

Core Systems Conversion

- Transition to Jack Henry data center platform to be completed in February 2021, projected to result in significant cost savings and efficiencies

Zelle Online Payments

- Person-to-person payment system implemented July 2020

Growth and Profitability (Raising Capital)

- On August 6, 2020, Carver completed its repurchase of 2.3 million shares of Common Stock of the company from the U.S. Treasury Department for an aggregate purchase price of $2.5 million
- The purchase of the shares held by the U.S. Treasury will allow Carver to improve and normalize its capital structure and remove the structural impediments to its ability to raise future capital that will support its operations and maintain its path to profitability
- Carver has raised over $3 million in cash and capital in the past 60 days and is exploring several new initiatives to raise additional capital in the coming months in partnership with several financial institutions that are focused on social impact investing

Carver Today

- Formalized a dedicated effort to originate SBA 7(a) and 504 Program loans supporting our markets
- Dedicated commercial lending effort, supporting small businesses and commercial real estate investors
- Lending Department's fiscal year 2021 production-to-date over 100% increase from the previous fiscal year
- Supporting customer base affected by COVID-19
- Creating shareholder value through continued development of sound loan and deposit opportunities
- Partnering with local schools, churches, and non-profits to promote financial literacy
- Providing grants and volunteers to local food banks/pantries

Growth and Profitability (Retaining and Growing Institutional Deposit Relationships)



Dannette Sullivan-Hyatt
AVP/Business Support Development Officer

Carver's Response to Current Social and Economic Challenges

COVID-19 precipitated an economic crisis that highlights the divide between Wall Street and Main Street, exposing the deep inequities in wealth creation and access to capital for communities of color.

Carver has emerged as a financial leader in providing access to capital and credit in the communities that it serves, responding to the pandemic-driven economic crisis by:

- Facilitating approximately $35 million of loans to over 200 small businesses, helping to save over 3,500 jobs in Carver's valued communities
- Outreach to non-profit community partners to provide technical assistance to small businesses and provide access to PPP funding
- Granting payment forbearance to distressed borrowers including houses of worship and other community service entities
- Carver has partnered to support financial skills-building and economic empowerment of HBCU's and communities of color.

CARVER

Community Investments

Carver in the Community: Dream Charter School, Inc.

DREAM
CHARTER SCHOOL



- Established in 1991
- Number of employees: 305
- Using the power of teams to inspire youths to recognize their potential and realize their dreams
- Afterschool and summer programs serving more than 2,500 youths each year

Carver in the Community: Dream Charter School, Inc.


DREAM
DREAM


CHARTER SCHOOL

"As a Community Development Financial Institution operating in East Harlem, we believe that Carver holds the same values that DREAM does. Carver has provided a consistent level of service to DREAM throughout our history together and was very helpful with DREAM's PPP loan. During the early days of the PPP program, Carver was incredibly responsive, and with their support, we were able to successfully obtain our loan in the first round of funding - funds which have allowed us to maintain operations throughout these uncertain times."

Richard Berlin, Executive Director*
Dream Charter School, Inc.

*Mr. Richard Berlin (far left) pictured with Dream Charter School, Inc.'s Board of Directors

Supporting our Customers



Janette Beach
AVP/Branch Manager



"I am proud to say that I have worked at Carver Federal Savings Bank for over 10 years and I am honored to be part of the Carver family. I am surrounded by highly driven and successful people who genuinely care about those they work with and the community we serve. At Carver, we ensure our customers are fully satisfied after every interaction."

Janette Beach
Assistant Vice President/Branch Manager

Carver Board of Directors



Lewis P. Jones III
Chairman of the Board



Dr. Pazel G. Jackson, Jr.
Vice Chairman



Michael T. Pugh
President & CEO



Kenneth J. Knuckles
Vice Chairman



Steven C. Bussey



Colvin W. Grannum



Jillian E. Joseph



Craig C. MacKay



Janet L. Rollé



Susan M. Tohbe

- Carver's Board of Directors is comprised of 100% persons of color
- Carver's Board of Directors is comprised of 30% women
- Carver's Executive Management Team is comprised of 80% persons of color and/or women

Questions and Answers